Exhibit 32.2

Written Statement of the Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of W Holding Company, Inc. (the “Company”), hereby certifies that to the best of his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the Quarterly Period Ended June 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Freddy Maldonado
Freddy Maldonado
Vice President of Finance and Investment and Chief Financial Officer
August 13, 2003